ITEM 77Q1

The Amended and Restated By-Laws for Massachusetts Investors Trust dated January 1, 2002 as revised September 18, 2002, are contained in Post-Effective Amendment No. 46 to the Registration Statement for MFS Series Trust IX (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission on October 16, 2002. Such document is incorporated herein by reference.

The Amendment to the Declaration of Trust, the Establishment and Designation of Classes (Class R) for Massachusetts Investors Trust dated October 17, 2002 is contained in Post-Effective Amendment No. 82 to the Registration Statement for Massachusetts Investors Trust (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission on December 23, 2002. Such document is incorporated herein by reference.